EXHIBIT 12

                  SUMMARY OF OFFICER AND DIRECTOR COMPENSATION


Except for the Employment Agreement in Exhibit 7 of this report, the Company does not have any written contractual compensation arrangements with any of its employees or directors, including Executive Officers.

During 2005, the Company's Chief Executive Officer (the Company's only "Named Executive Officer") is scheduled to receive the following compensation from the
Company:


    CEO Compensation Arrangement                  2005 Scheduled Amount
    ----------------------------                  ---------------------
    Base salary                                   $  255,385
    401(k) matching contributions (2)                  7,200 (maximum)
    Section 125 plan matching contributions (2)          450 (maximum)
    Management bonus                              will be determined at year-end
    Pet health benefits (2)                              500 (maximum)
    Family medical benefits (2)                   will depend on future events
    Travel expense reimbursement (1)                  10,000



During 2005, the Company's Directors are scheduled to receive the following compensation from the Company:

  Compensation Arrangement          Ernst Hoyer  Stephen Bennett  Barbara Payne
  ------------------------          -----------  ---------------  -------------
  Base                                  $20,000          $20,000        $20,000
  Executive Committee                     4,000            4,000              -
  Audit Committee Chairman                2,000                -              -
  Travel Expense Reimbursement (1)        1,000            1,000          1,000

(1) Estimated 2005 travel expenses on behalf of UTMD business. The Company reimburses its employees and directors for authorized business expenses.
(2)      CEO participates on the same basis as other eligible employees.